Exhibit 7

KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT
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2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL:KEITHZHEN@GMAIL.COM

November 17, 2011

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

I agree with the statements concerning me made in the portion of the Current Report on Form 8-K dated November 16, 2011 to be filed by Smooth Global (China) Holdings, Inc. pursuant to Item 4.02.

/s/ Keith K. Zhen, CPA
Keith K. Zhen, CPA